EXHIBIT 10.1

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made and entered into this 19th day of April, 2004, by and between BPK RESOURCES, INC., a Nevada corporation (the "BPK"), and MONTEX EXPLORATION, INC., a Delaware corporation ("Montex").

                                    RECITALS

      WHEREAS, the Board of Directors of Montex and BPK have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate, the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement; and

      WHEREAS, Montex is the owner of a certain undivided right to mineral claims and concessions (collectively, the "Rights"), as more fully described in that certain Letter of Intent, executed in November 2003, between Bell Coast Capital Corp. and Montex, a copy of which is attached hereto as Exhibit A (the "Letter of Intent"); and

      WHEREAS, Montex wishes to assign to BPK, and BPK wishes to accept from Montex, the Rights and all other rights Montex has under the Letter of Intent.

      NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                            ASSIGNMENT AND ASSUMPTION

      1.1   ASSIGNMENT AND ASSUMPTION.

            Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), the following transactions (the "Transactions") shall be consummated:

            (a) Montex shall assign, transfer, convey and deliver to BPK one hundred percent (100%) of the Rights owned by Montex and all other rights Montex has under the Letter of Intent, and BPK shall accept all right, title and interest to the Rights and such other rights;

            (b) BPK shall assume and faithfully perform and fulfill all of the liabilities and obligations of Montex under the Letter of Intent;

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            (c) BPK shall: (i) issue to Montex five million  (5,000,000)  shares
(the "Shares") of common stock, par value $.001 per share, of BPK ("BPK Common Stock"), (ii) pay to Montex One Hundred Eighty-Four Thousand Dollars ($184,000), and (iii) reimburse Montex for all fees and expenses (the "Fees and Expenses") incurred by Montex in connection with the preparation, negotiation and execution of this Agreement.

      1.2   CLOSING DATE.

            The closing of the Transactions (the "Closing") shall take place at a time and on a date to be specified by the parties (the "Closing Date") at the offices of Spector Gadon & Rosen, P.C., 1635 Market Street, Philadelphia, Pennsylvania 19103, or at such other place as may be mutually agreed upon in writing by the parties hereto. At the Closing: (i) Montex and BPK shall execute any and all documents, certificates, consents and agreements necessary to effectuate the transfer of the Rights, and to transfer and assign any and all other rights Montex has under the Letter of Intent; (ii) BPK shall issue to Montex certificates evidencing the Shares; (iii) BPK shall pay to Montex One Hundred Eighty-Four Thousand Dollars ($184,000) by check or wire transfer of immediately available funds; (iv) BPK shall pay to Montex an amount equal to the value of the Fees and Expenses by check or wire transfer of immediately available funds; and (v) each of the parties to this Agreement shall execute any and all additional documents and agreements, provide any and all additional consents and approvals, and take all such other actions as are required under this Agreement to complete the Transactions.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF MONTEX

            Montex hereby makes the following  representations and warranties to
BPK:

      2.1   ORGANIZATION AND QUALIFICATION.

            Montex is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. Montex is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not, individually or in the aggregate, have a Material Adverse Effect

      2.2   AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT.

            Montex has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Montex and the performance by Montex of its obligations hereunder and the consummation of the Transactions have been duly authorized by its board of directors and all other necessary corporate action on the part of Montex, and no other corporate proceedings on the part of Montex are necessary to authorize this Agreement and the Transactions. This Agreement has been duly and validly executed and delivered by Montex and, assuming that it has been duly authorized, executed and delivered by the other party hereto, constitutes a legal, valid and binding obligation of Montex, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      2.3   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            Neither the execution and delivery of this Agreement by Montex nor the performance by Montex of its obligations hereunder, nor the consummation of the Transactions, will: (i) conflict with Montex's Certificate of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation applicable to Montex or any of its properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Montex under, or result in the creation or imposition of any Liens upon any properties, assets or business of Montex under, any material contract or any order, judgment or decree to which Montex is a party or by which Montex or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences that, individually or in the aggregate, would not have a Material Adverse Effect.

      2.4   TITLE TO THE RIGHTS.

            Montex has good and marketable title to the Rights, nee and clear of all Liens and Encumbrances. Montex has delivered to BPK or otherwise made available, correct and complete copies of all material agreements or other material instruments relating to the Rights. There are no pending or, to Montex's knowledge, threatened proceedings relating to the Rights. Except for this Agreement (i) there are no outstanding agreements, preemptive rights or other rights to subscribe for, purchase or otherwise acquire the Rights, and
(ii) there are no outstanding obligations of any Person to repurchase, redeem or otherwise acquire any of the Rights.

      2.5   INVESTMENT INTENT.

            The Shares being acquired in connection with the Transactions are being acquired for Montex's own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such Shares. Montex acknowledges and agrees that the Shares have not been registered under the Securities Act or under any state securities laws, and that the Shares may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration. Montex also acknowledges and agrees that neither the SEC nor any securities commission or other Governmental Authority has (a) approved the transfer of the Shares or passed upon or endorsed the merits of the transfer of the Shares, this Agreement or the Transactions; or
(b) confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement. Montex has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Shares, and Montex has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon BPK for legal or tax advice related to this investment. Montex is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

      2.6   BROKERS AND FINDERS FEES.

            Neither Montex or any of its subsidiaries, nor any of their respective officers, directors, employees or managers, has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders fees in connection with the Transactions for which Montex or any of its subsidiaries has or could have any liability.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF BPK

      BPK hereby makes the following representations and warranties to Montex:

      3.1   ORGANIZATION AND QUALIFICATION.

            (a) BPK is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. BPK is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its respective activities makes such qualification necessary. except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.

      3.2   AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT.

            BPK has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by BPK and the performance by BPK of its obligations hereunder and the consummation of the Transactions have been duly authorized by its Board of Directors and all other necessary corporate action on the part of BPK, and no other corporate proceedings on the part of BPK are necessary to authorize this Agreement and the Transactions. This Agreement has been duly and validly executed and delivered by BPK and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of BPK in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


      3.3   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            Neither the execution and delivery of the Agreement by BPK, nor the performance by BPK of its obligations hereunder or the consummation of the Transactions, will: (i) conflict with BPK's Articles of Incorporation or Bylaws;
(ii) violate any statute, law, ordinance, rule or regulation applicable to BPK or any of its properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligations of, BPK, or result in the creation or imposition of any Lien upon any of its properties, assets or business under, any material contract or any order, judgment or decree to which BPK is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on its obligation to perform its covenants under this Agreement.

      3.4   ISSUANCE OF SHARES.

            The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of BPK Common Stock, with no personal liability resulting solely from the ownership of such shares, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through BPK.

      3.5   BROKERS AND FINDERS.

            Neither BPK nor any of its officers, directors, employees or managers, has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the Transactions for which BPK has or could have any liability.

                                   ARTICLE IV

                                CERTAIN COVENANTS

      4.1   CONFIDENTIALITY.

            Each party shall hold, and shall cause its respective Affiliates and representatives to hold, all Confidential Information made available to it in connection with the Transactions in strict confidence, shall not use such information except for the sole purpose of evaluating the Transactions and shall not disseminate or disclose any of such information other than to its directors, officers, managers, employees, shareholders, interest holders, Affiliates, agents and representatives, as applicable, who need to know such information for the sole purpose of evaluating the Transactions (each of whom shall be informed in writing by the disclosing party of the confidential nature of such information and directed by such party in writing to treat such information confidentially). The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that (i) is learned by the disclosing party from a third party entitled to disclose it; (ii) becomes known publicly other than through the disclosing party or any third party who received the same from the disclosing party, provided that the disclosing party had no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by the parties; or (iv) is disclosed with the express prior written consent thereto of the other party. The parties shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this Section 4.1. Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information that is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the nondisclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only that amount of information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

      4.2   PUBLIC ANNOUNCEMENTS.

            Montex shall consult with BPK before issuing any press release or otherwise making any public statements with respect to the Transactions or this Agreement, and shall not issue any other press release or make any other public statement without the prior written consent of BPK, except as may be required by law or by obligations imposed under the rules or regulations of the Exchange Act, the Securities Act or any rule or regulation promulgated thereunder or any rule or regulation of a securities exchange or the National Association of Securities Dealers.

      4.3   PROHIBITION ON TRADING IN BPK SECURITIES.

            Montex acknowledges that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any Person who has received material non-public information relating to BPK from purchasing or selling securities of BPK, or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities of BPK. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, Montex shall not purchase or sell any securities of BPK or communicate such information to any other Person.

        4.4 FURTHER ASSURANCES.

            Each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the Transactions, including, but not limited to: (i) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (iii) the execution and delivery of such instruments, and the taking of such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

      4.5   NOTIFICATION OF CERTAIN MATTERS.

            Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences that would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

      5.1   ENTIRE AGREEMENT.

            This Agreement and the schedules and exhibits hereto contain the entire agreement between the parties and supercede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

      5.2   AMENDMENT AND MODIFICATIONS.

            This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

      5.3   EXTENSIONS AND WAIVERS.

            At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

      5.4   SUCCESSORS AND ASSIGNS.

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      5.5   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

            The representations and warranties contained herein shall survive the Closing and shall thereupon terminate eighteen (18) months after the Closing, except that the representations contained in Sections 2.1, 2.2, 2.4, 3.1, 3.2 and 3.4 shall survive indefinitely. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

      5.6   HEADINGS; DEFINITIONS.

            The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

      5.7   SEVERABILITY.

            If any provision of this Agreement or the application thereof to any Person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

      5.8   SPECIFIC PERFORMANCE.

            The parties hereto agree that in the event that Montex fails to consummate the Transactions in accordance with the terms of this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that BPK shall be entitled to specific performance in such event, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

      5.9   EXPENSES.

            Whether or not the Transactions are consummated, and except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with the Transactions shall be paid by the party incurring such expenses.

      5.10  NOTICES.

            All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.

      If to BPK:                                with a copy to:

      BPK Resources, Inc.                       Spector Gadon & Rosen, P.C.
      5858 Westheimer Street                    1635 Market Street, 7th Floor
      Suite 709                                 Philadelphia, PA 19103
      Houston, Texas 77057                      Attention: Vincent A. Vietti,
      Esquire
      Attention: Chief Executive Officer

      If to Montex:

      Montex Exploration, Inc.
      III Presidential Boulevard, Suite 165
      Bala Cynwyd, PA 19004
      Attention: President

      5.11  GOVERNING LAW.

            This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the laws of the State of Delaware shall apply to the internal corporate governance of Montex.

      5.12  ARBITRATION.

            If a dispute arises as to the interpretation of this Agreement, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in the Commonwealth of Pennsylvania. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

      5.13  COUNTERPARTS.

            This Agreement may be executed in two or more counterparts an delivered by facsimile transmission, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

      5.14  CERTAIN DEFINITIONS.

            As used herein:

            (a) "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the Exchange Act;

            (b) "Confidential Information" shall mean the existence and contents of this Agreement and any Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the Closing Date, has been disclosed by Montex, on the one hand, or BPK, on the other hand, in written, oral (including by recording), electronic or visual form to, or otherwise has come into the possession of, the other;

            (c) "Encumbrances" shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future;

            (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

            (e)  "Governmental  Authority"  shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

            (f) "Liens" shall mean liens, pledges, charges, claims, security interests, purchase agreements, options, title defects, restrictions on transfer or other encumbrances, or any agreements (other than this Agreement) to do any of the foregoing, of any nature whatsoever, whether consensual, statutory or otherwise;

            (g) "Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of (i) in the case of Montex, Montex and its subsidiaries, if any, that is material to Montex and its subsidiaries, if any, taken as a whole, or (ii) in the case of BPK, BPK and its subsidiaries, if any, that is material to BPK and its subsidiaries, if any, taken as a whole;

            (h) "Person" shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

            (i) "SEC" shall mean the Securities and Exchange Commission; and

            (j) "Securities Act" shall mean the Securities Act of 1933, as amended.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       BPK RESOURCES, INC.



                                       By: /s/ Cecile E. Coady
                                           ----------------------------
                                           Cecile E. Coady
                                           Chief Executive Officer and Treasurer



                                       MONTEX EXPLORATION, INC.



                                       By: /s/ David Stevenson
                                           ----------------------------
                                           David Stevenson
                                           President

                                Omitted Exhibit


      The following exhibit to the Assignment and Assumption has been omitted:

      Exhibit                       Exhibit Description

      A                             Letter of Intent

      The Company agrees to furnish supplementally a copy of the foregoing omitted exhibit to the Securities and Exchange Commission upon request.